For Immediate Release

For more information:
Jefferson Harralson
Chief Financial Officer
(864) 240-6208
Jefferson_Harralson@ucbi.com

United Community Banks, Inc. Completes Acquisition of Three Shores Bancorporation, Inc. and its Wholly Owned Bank Subsidiary, Seaside National Bank & Trust
Seaside brand to continue in Florida as Seaside Bank and Trust

GREENVILLE, S.C., July, 1, 2020 – United Community Banks, Inc. (NASDAQ: UCBI) (“United”) has completed its merger, effective July 1, 2020, with Three Shores Bancorporation, Inc. (OTCPK: TSHR) (“Three Shores”).

Also, effective July 1, 2020, Three Shores’ bank subsidiary, Seaside National Bank & Trust, merged into United’s bank subsidiary, United Community Bank. However, United Community Bank intends to continue to operate the Seaside locations using the Seaside Bank and Trust brand following conversion to United’s operating systems, which is expected in February 2021.

The United-Seaside merger is expected to be complementary to both franchises, given the lack of geographic overlap and their differing suites of products and services. United brings to Seaside a broader set of mortgage products and a depth of specialized business lending expertise, including expanded SBA lending and asset-based lending. Seaside brings a robust wealth management platform which will be a natural addition to the services United’s private banking clients enjoy today.

United’s low-cost funding and strong capital base is expected to enable Seaside to grow its existing business and relationships in Florida. In Georgia, North Carolina, South Carolina and Tennessee, United plans to supplement its traditional retail branch and commercial model with Seaside’s “branch lite” C&I focus. The expected financial returns of the transaction are not reliant on high cost savings or on revenue synergies.

Gideon Haymaker, Seaside’s Founder, President and CEO will become United’s President for the State of Florida and will lead the expansion of Seaside’s wealth management offering in the United footprint.

“We have been looking for an opportunity to enter Florida in the right markets, with the right business model, and most importantly, with the right people. We believe that we have accomplished all of these things with this merger. Since the transaction announcement in March, our relationship with Gideon and his team has become even stronger, and we continue to believe that now more than ever, our combined banks are better together,” said Lynn Harton, Chairman and CEO of United. “We are very excited to have Seaside’s talented team join the United team and help us lead our expansion into Florida.”

Gideon Haymaker stated, "We had discussions with a number of potential partners, but none that we believed was a good fit until we met with the United team. We believe that the United transaction provides an excellent combination of liquidity and a favorable outcome for our investors. It also provides our bank with a larger balance sheet and additional resources that will support the goals of our talented management team. It is also important to note that Seaside and United share the same values and believe in the importance of a service-oriented culture. We look forward to building a premier Florida franchise together and providing our clients with an expanded product suite, delivered with the same high level of client service."

Three Shores operates 14 banking offices, all located in high-growth markets across Florida. At March 31, 2020, Three Shores had $1.8 billion in assets, $1.5 billion in deposits and $1.4 billion in loans. It also had approximately $857 million in assets under advisement.

About United Community Banks, Inc.
United is a bank holding company headquartered in Blairsville, Georgia, with executive offices in Greenville, South Carolina. United is one of the largest full-service financial institutions in the Southeast, with $13.1 billion in assets, and 149 offices in Georgia, North Carolina, South Carolina and Tennessee. It operates principally through United Community Bank, its bank subsidiary, which specializes in personalized community banking services for individuals, small businesses and companies. Services include a full range of consumer and commercial banking products, including mortgage, advisory, and treasury management. Respected national research firms consistently recognize United Community Bank for outstanding customer service. For six of the past seven years, J.D. Power has ranked United Community Bank first in customer satisfaction in the Southeast, and most recently, awarded United Community Bank the highest score in overall satisfaction in the Southeast for 2020. In 2019, Forbes magazine included United Community Bank in its inaugural list of the World’s Best Banks, and in 2020, recognized United Community Bank for the seventh consecutive year on its list of the 100 Best Banks in America. United Community Bank also received the 2019 Greenwich Excellence Award for overall satisfaction in Middle Market Banking in the South and Small Business Banking Excellence Awards for both overall satisfaction and cash management in the South. Additional information about United and United Community Bank can be found at www.ucbi.com.

About Three Shores Bancorporation, Inc.
Three Shores Bancorporation, Inc. is a bank holding company that operates Seaside National Bank & Trust and its subsidiaries, which include Seaside Insurance and Seaside Capital Management, a registered investment adviser. Seaside National Bank & Trust is a nationally-chartered commercial bank headquartered in Orlando, Florida that operates in 14 cities located throughout North Florida, Central Florida, West Florida, South Florida, and the Greater Miami Area.

Through its affiliated companies, Three Shores Bancorporation, Inc. offers its clients a complete array of financial services including: private banking, commercial banking, wealth management, trust services, and insurance.

As of March 31, 2020, Three Shores had total consolidated assets of $1.8 billion, total deposits of $1.5 billion, total loans of $1.4 billion and total stockholders’ equity of $176 million. Off balance sheet in its wealth management business, Company subsidiaries had $857.2 million of assets under advisement, of which $553.5 million is fully managed for the benefit of its clients.

Caution About Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In general, forward-looking statements usually may be identified through use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, and include statements related to the expected timing of the closing of the Merger, the expected mode of operation, the expected returns and other benefits of the Merger to shareholders, expected improvement in operating efficiency resulting from the Merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the Merger on United’s capital ratios. Forward-looking statements are not historical facts and represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (2) disruption from the Merger of customer, supplier, employee or other business partner relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (4) the failure to obtain the necessary approval by the shareholders of Three Shores, (5) the possibility that the costs, fees, expenses and charges related to the Merger may be greater than anticipated, (6) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the Merger, (7) the failure of the closing conditions in the Merger Agreement to be satisfied, or any unexpected delay in closing the Merger, (8) the risks relating to the integration of Three Shores’ operations into the operations of United, including the risk that such integration will be materially delayed or will be more costly or difficult than expected, (9) the risk of potential litigation or regulatory action related to the Merger, (10) the risks associated with United’s pursuit of future acquisitions, (11) the risk of expansion into new geographic or product markets, (12) the dilution caused by United’s issuance of additional shares of its common stock in the Merger, and (13) general competitive, economic, political and market conditions. Further information regarding additional factors which could affect the forward-looking statements can be found in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in United’s Annual Report on Form 10-K for the year ended December 31, 2019, and other documents subsequently filed by United with the U.S. Securities and Exchange Commission.

Many of these factors are beyond United’s and Three Shores’ ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this communication, and neither United nor Three Shores undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for United or Three Shores to predict their occurrence or how they will affect United or Three Shores.

United and Three Shores qualify all forward-looking statements by these cautionary statements.

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